UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2019 (February 15, 2019)
Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
 Registrant’s telephone number, including area code (832) 327-2255

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Vanguard Natural Resources, Inc. (the “Company”) received a notice from the OTC Markets Group Inc., dated February 15, 2019, notifying the Company that its common stock, ticker: “VNRR” (the “Common Stock”), no longer met the standards for continued qualification for the OTCQX U.S. tier per the OTCQX Rules for U.S. Companies section 3.2.b.2, which states, in essence, that the Common Stock must have a market capitalization (in accordance with the OTCQX rules) of at least $5 million for at least one of every thirty consecutive calendar days. In light of the foregoing, the Company has a cure period until August 14, 2019, to regain compliance therewith by maintaining a market capitalization of $5 million for ten consecutive trading days during such cure period. If the Company is unable to cure the deficiency within such time period, the Company will have the option to move the Common Stock from the OTCQX tier of the OTC Markets to the OTCQB tier of the OTC Markets or to the OTC Pink.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: February 19, 2019	By:	/s/ Jonathan C. Curth
		Name:	Jonathan C. Curth
		Title:	General Counsel and Secretary